Registration No. 333-____

            As filed with the Securities and Exchange Commission on May 26, 1998
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             SLM HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                           52-2013874
 -------------------------------                             -------------------
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      11600 Sallie Mae Drive
            Reston, VA                                                20193
---------------------------------------                              ----------
(Address of Principal Executive Office)                             (Zip Code)

                SLM Holding Corporation Management Incentive Plan
                           (Full Titles of the Plans)

                                Marianne M. Keler
                                 General Counsel
                             SLM Holding Corporation
                             11600 Sallie Mae Drive
                                Reston, VA 20193
                     ---------------------------------------
                     (Name and address of Agent for Service)

                                 (703) 810-3000
          -------------------------------------------------------------
          (Telephone Number, including area code, of Agent for Service)

                                   Copies to:

                                Ronald O. Mueller
                           Gibson, Dunn & Crutcher LLP
                    1050 Connecticut Avenue, N.W., Suite 900
                             Washington, D.C. 20036



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                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                  Proposed Maximum        Proposed Maximum           Amount of
         Title of Each Class of              Amount to be        Per Unit Offering            Aggregate            Registration
      Securities to be Registered            Registered(1)            Price(2)             Offering Price               Fee
      ---------------------------            -------------            --------             --------------               ---

Common Stock, par value $0.20 per share        6,000,000             $40.21875              $241,312,500             $71,187.19
===================================================================================================================================
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(1)  Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2)  Pursuant to Rule 457(c), the price of the Common Stock is based on the average of the high and low prices for the Common Stock of $40.21875, as reported by the New York Stock Exchange on May 20, 1998.

===============================================================================

                                     PART I

Item 1.  Plan Information.

    Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.  Registration Information and Employee Plan Annual Information.

    Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

         (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 30, 1998; and

         (2) the description of the Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A dated August 7, 1997, together with any amendment or report filed with the Commission for the purpose of updating such description.

    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

    Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Article VIII of the Registrant's By-Laws provides for indemnification of the officers and directors of SLM Holding Corporation to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he or she had no reason to believe his or her conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

    The directors and officers of the Registrant and its subsidiaries are covered by a policy of insurance under which they will be insured, within the limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

         Exhibit Number     Description
         --------------     -----------

               5            Opinion of Gibson, Dunn & Crutcher LLP.

              23.1          Consent of Independent Auditors (Ernst & Young LLP)

              23.2          Consent of Independent Public Accountants (Arthur
                            Andersen LLP)

              23.3          Consent of Gibson, Dunn & Crutcher LLP (included in
                            Exhibit 5).

Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 26th day of May, 1998.

                                             SLM HOLDING CORPORATION

                                             By: /s/  Albert L. Lord
                                                 -------------------
                                                 Albert L. Lord
                                                 Chief Executive Officer


     Each person whose signature appears below constitutes and appoints Marianne
M. Keler and Ronald O. Mueller, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the acquirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the their capacities and on the dates indicated.



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                  Signature                                       Title                               Date
                  ---------                                       -----                               ----

             /s/ Albert L. Lord
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               ALBERT L. LORD                            Chief Executive Officer                  May 26, 1998
                                                      (Principal Executive Officer)

             /s/ Mark G. Overend
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               MARK G. OVEREND                           Chief Financial Officer                  May 26, 1998
                                                   (Principal Financial and Accounting
                                                                 Officer)

              /s/ Edward A. Fox
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                EDWARD A. FOX                                Chairman of the                      May 26, 1998
                                                           Board of Directors

            /s/ James E. Brandon
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              JAMES E. BRANDON                                  Director                          May 26, 1998

            /s/ Charles L. Daley
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              CHARLES L. DALEY                                  Director                          May 26, 1998

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

          /s/ Thomas J. Fitzpatrick
----------------------------------------------
            THOMAS J. FITZPATRICK                               Director                          May 26, 1998


           /s/ Diane S. Gilleland
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             DIANE S. GILLELAND                                 Director                          May 26, 1998


             /s/ Ann Torre Grant
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               ANN TORRE GRANT                                  Director                          May 26, 1998


             /s/ Ronald F. Hunt
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               RONALD F. HUNT                                   Director                          May 26, 1998



----------------------------------------------
           BENJAMIN J. LAMBERT III                              Director


           /s/ Marie V. McDemmond
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             MARIE V. MCDEMMOND                                 Director                          May 26, 1998


             /s/ Barry A. Munitz
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               BARRY A. MUNITZ                                  Director                          May 26, 1998


           /s/ A. Alexander Porter
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             A. ALEXANDER PORTER                                Director                          May 26, 1998


          /s/ Wolfgang Schoellkopf
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            WOLFGANG SCHOELLKOPF                                Director                          May 26, 1998


            /s/ Steven L. Shapiro
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              STEVEN L. SHAPIRO                                 Director                          May 26, 1998


         /s/ Randolph H. Waterfield
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           RANDOLPH H. WATERFIELD                               Director                          May 26, 1998

                                  EXHIBIT INDEX

Exhibit         Description
-------         -----------

 5              Opinion of Gibson, Dunn & Crutcher LLP
23.1            Consent of Independent Auditors (Ernst & Young LLP)
23.2            Consent of Independent Public Accountants (Arthur Andersen LLP)
23.3            Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)